Exhibit 99.2

PRESS RELEASE

Level 3 Announces Pricing of Private Offering of Senior Notes

BROOMFIELD, Colo., March 1, 2011 — Level 3 Communications, Inc. (NASDAQ: LVLT) today announced that its subsidiary, Level 3 Financing, Inc., has agreed to sell $500 million aggregate principal amount of its 9.375% Senior Notes due 2019 in a private offering to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933. The new 9.375% Senior Notes due 2019 were priced to investors at 98.001% of their principal amount and will mature on April 1, 2019.

The net proceeds from the offering of the notes, together with cash on hand, will be used to redeem $443 million aggregate principal amount of Level 3 Financing, Inc.’s outstanding 9.25% Senior Notes due 2014.

The offering is expected to be completed on March 4, 2011, subject to the satisfaction or waiver of customary closing conditions.

The senior notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.Level3.com.

© Level 3 Communications, LLC.  All Rights Reserved.  Level 3, Level 3 Communications and the Level 3 Communications Logo  are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners.

Forward-Looking Statement

Some of the statements made in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to:  the current uncertainty in the global financial markets and the global economy; a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; and disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing.  Additional factors include, but are not limited to, the company’s ability to:  increase and maintain the volume of traffic on its network; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; successfully integrate acquisitions; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contact Information

Media:	Investors:
Monica Martinez	Valerie Finberg
720-888-3991	720-888-2501
Monica.Martinez@Level3.com	Valerie.Finberg@Level3.com